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Exhibit 99.3

The Reader's Digest Association, Inc.

Offer to Exchange
Up to $600,000,000 Principal Amount Outstanding of
9% Senior Subordinated Notes due 2017 and the guarantees thereof for
a Like Principal Amount of
9% Senior Subordinated Notes due 2017 and the guarantees thereof which have been registered under the Securities Act of 1933

Pursuant to the Prospectus, dated                        , 2008

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        The Reader's Digest Association, Inc., a Delaware corporation (the "Company"), hereby offers to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the Prospectus dated                                    , 2008 (the "Prospectus") and the enclosed letter of transmittal (the "Letter of Transmittal"), up to $600,000,000 aggregate principal amount of registered 9% Senior Subordinated Notes due 2017 of the Company, which will be freely transferable (the "Exchange Notes"), and the guarantees thereof for any and all of the Company's outstanding 9% Senior Subordinated Notes due 2017, which have certain transfer restrictions (the "Original Notes"), and the guarantees thereof. The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated March 2, 2007, among the Company, the guarantors listed on the signature pages thereto, and J.P. Morgan Securities Inc., as representative of the initial purchasers of the Original Notes.

        We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

  1.
  Prospectus dated                        , 2008;

  2.
  The Letter of Transmittal for your use and for the information of your clients;

  3.
  A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach The Bank of New York (the "Exchange Agent") prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

  4.
  A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

  5.
  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

  6.
  Return envelopes addressed to The Bank of New York, the Exchange Agent.

        Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2008 (such date and time, the "Expiration Date"), unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or a message from The Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to the Exchange Agent and certificates representing the Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at The Depository Trust Company) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        If holders of Original Notes wish to tender but it is impracticable for them to forward their certificates for Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

        Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,
The Reader's Digest Association, Inc.

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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  Exhibit 99.3
The Reader's Digest Association, Inc.
Offer to Exchange Up to $600,000,000 Principal Amount Outstanding of 9% Senior Subordinated Notes due 2017 and the guarantees thereof for a Like Principal Amount of 9% Senior Subordinated Notes due 2017 and the guarantees thereof which have been registered under the Securities Act of 1933
Pursuant to the Prospectus, dated , 2008